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                                                                     EXHIBIT 3.2


                          MADISON RIVER CAPITAL, LLC
                      LIMITED LIABILITY COMPANY AGREEMENT

     This LIMITED LIABILITY COMPANY AGREEMENT OF MADISON RIVER CAPITAL, LLC, a Delaware limited liability company (the "Company"), is hereby adopted and
                                         -------
approved by its sole member, MADISON RIVER TELEPHONE COMPANY, LLC, a Delaware limited liability company (the "Member"), and confirmed and agreed to by the
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Company, effective as of this 29th day of September, 1999.

                              W I T N E S S E T H

     WHEREAS, the Member is the parent entity of a group of affiliated entities (the "Madison River Group"), which is seeking to acquire all of the stock of
      -------------------
Gulf Coast Services, Inc., an Alabama corporation ("GCSI"); and
                                                    ----

     WHEREAS, the Member has determined that it is both advisable and necessary to restructure the Madison River Group to facilitate the acquisition of GCSI; and

     WHEREAS, as part of this restructuring, the Member desires to create a wholly-owned-subsidiary limited liability company, which will hold all of the Member's equity interests in certain of the entities included within the Madison River Group.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                   ARTICLE I

                                  DEFINITIONS

     Wherever used in this Agreement, the following terms shall have the meanings set forth below.

     "Act" means the Delaware Limited Liability Company Act, as from time to
      ---
time amended, and any successor to the Act.   Any reference in this Agreement to
a
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specific statutory provision of the Act shall, unless otherwise specifically excluded, include any successor provision(s) to the referenced provision.

     "Affiliate" means any Person that, directly or indirectly, owns or Controls
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any other Person on an aggregate basis, including all beneficial ownership and ownership or Control as a trustee, guardian or other fiduciary, or that is controlled by or is under common control with such other Person.

     "Agreement" means this Limited Liability Company Agreement and all
      ---------
schedules and exhibits hereto, if any, as from time to time amended.

     "Company" shall have the meaning set forth in the first paragraph of this
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Agreement.

     "Control" (including, with correlative meanings, the terms "controlled by,"
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"controlling" and "under common control with"), as used with respect to any
Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

     "Dissolution Event" shall have the meaning set forth in Section 8.1.
      -----------------

     "Entity" means any corporation, partnership, limited liability company,
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trust, unincorporated organization, association or other entity.

     "Indemnified Person" shall have the meaning set forth in Section 6.2.
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     "Member" shall have the meaning set forth in the first paragraph of this
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Agreement.

     "Person" means an individual or an Entity.
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                                  ARTICLE II

                    ORGANIZATION, OFFICES, PURPOSE AND TERM

          2.1  Formation; Admission of Member. The Company was formed as a
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limited liability company pursuant to the Act on August 26, 1999. Madison River
Telephone Company, LLC (the "Member") is hereby admitted to the Company
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as its initial and sole member and shall have a limited liability company interest in the Company constituting one hundred percent (100%) of the issued and outstanding limited liability company interests of the Company.

          2.2  Limited Liability Company Agreement.  The Member and the Company
               -----------------------------------
hereby execute and deliver this Agreement for the purpose of governing and regulating the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. During the term of the Company set forth in Section 2.6, to the greatest extent permitted under applicable law: (i) the rights and obligations of the Member with respect to the Company shall be determined in accordance with the terms and conditions of this Agreement and
(ii) where the Act provides that such rights and obligations specified in the Act shall apply "unless otherwise provided in a limited liability company agreement", the "limited liability company agreement may provide" for such rights and obligations, or words of similar effect, such rights and obligations shall be as set forth in this Agreement, none of those statutory default provisions shall apply or have any effect whatsoever and, therefore, by way of illustration and not in limitation of the foregoing, appraisal rights permitted under Section 18-210 of the Act shall not apply or be incorporated into this Agreement, and no Member or assignee of a limited liability company interest in the Company shall have any of the dissenter or appraisal rights described therein except to the extent expressly provided herein.

          2.3  Name.  The name of the Company shall be "Madison River Capital,
               ----
LLC" and its operations shall be conducted under such name, provided, that the operations of the Company may be conducted under any other name deemed necessary or desirable by the Member or as may be necessary to comply with the requirements of the various state(s) in which the Company may conduct operations.

          2.4  Offices.  The principal office of the Company shall be located at
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such place as shall be determined by the Member. The initial registered office of the Company shall be at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19805. In addition, the Company may maintain such other offices as the Member may deem advisable at any other place or places. The initial registered agent of the Company for service of process shall be The Corporation Trust Company. The Member may change the registered agent and registered office of the Company to such other agent or office as may be permitted under the Act, upon such satisfaction of the requirements for making such a change as are set forth under the Act.

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          2.5  Purpose.  The purpose and business of the Company shall be to
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engage in any lawful business that may be engaged in by a limited liability company organized under the Act, as such business activities may be determined by the Member from time to time.

          2.6  Term.  The Company commenced upon the filing of the Certificate
               ----
pursuant to the Act. The Company shall continue until dissolved pursuant to
Article VIII, and for so long thereafter as is reasonably necessary for the winding up and liquidation of the Company's business.

                                  ARTICLE III

                             CAPITAL CONTRIBUTIONS

          3.1  Capital Contributions.  In exchange for its limited liability
               ---------------------
company interest in the Company, which shall constitute one hundred percent (100%) of the issued and outstanding equity and limited liability company interests of the Company, the Member shall contribute to the Company all of its equity interests in the following entities: Mebtel, Inc., a Delaware corporation; Madison River Communications, Inc., a Delaware corporation; Gallatin River Holdings, LLC, a Delaware limited liability company, and MEBTEL Integrated Communications Solutions, LLC, a Delaware limited liability company. The Member shall have no obligation to make any additional capital contribution to the Company, unless it shall otherwise agree in writing. The Member shall not be entitled to interest on any capital contributions, or to a return of any capital contributions, except as specifically provided herein.

          3.2  Member Loans.  The Member may, but shall not be required to make
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loans to the Company and on such terms and conditions to be agreed upon by the
Company and the Member.

          3.3  Compromise.  None of the Company, any creditor of the Company or
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any other Person shall have any claim against any Member with respect to any distribution made by the Company to such Member, and any such claim that the Company, any creditor of the Company or any other Person might have for return

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of such distribution shall be deemed to be "compromised" within the meaning of
Section 18-502(b) of the Act by the terms of this Section 3.3.

                                  ARTICLE IV

                         ALLOCATIONS AND DISTRIBUTIONS

          4.1  Allocation of Profits and Losses.  All of the Company's income
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and loss (including items thereof) shall be allocated to the Member, provided
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that the Member shall not be required to make any additional capital contribution to the Company to fund losses of the Company, except as the Member shall otherwise agree in writing.

          4.2  Distributions.  Subject to any restrictions or limitations
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mandatorily imposed on the Company under Section 18-607 of the Act, the Member may, in its sole discretion, cause the Company to make distributions to the Member at any time and from time to time.

                                   ARTICLE V

                                  MANAGEMENT

          5.1  Management by the Member.  The Company shall be managed by the
               ------------------------
Member. All decisions with respect to the management of the business and affairs of the Company shall be made by the Member. The Member shall have full and complete power, authority and discretion to manage and control the business of the Company, including, without limitation, incurring debt, investing Company funds, entering into contracts and acquiring and transferring real and personal property, and to make all decisions regarding those matters and to perform any and all acts customary or incident to the management of the Company's business. Any Person dealing with the Company or its Member may rely upon a certificate executed by its Member as to (i) the identity of the Member(s); (ii) acts by the Member(s), (iii) any act or failure to act by the Company; or (iv) any other matter whatsoever involving the Company or any Member. The Member may delegate any functions and responsibilities with respect to the Company to any employee, agent or officer of the Company.

          5.2  Officers.  The Member may, but shall not be required to, elect or
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appoint one or more officers of the Company, including but not limited to the

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following: a President, a Secretary, a Treasurer, one or more Vice-Presidents, and one or more Assistant Secretaries. Such officers shall have such titles, duties, authority and compensation as may be designated by the Member in accordance with this Section 5.2 and the Act. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required. Each officer shall hold office until his or her death, resignation, retirement or removal, or as provided by the terms of any written agreement between such officer and the Company. Any officer elected or appointed by the Member may be removed by the Member at any time for or without cause, subject to the terms of any written agreement between such officer and the Company. The compensation of all officers of the Company shall be fixed from time to time by the Member, subject to the terms of any written agreement between such officer and the Company.

                                  ARTICLE VI

                            LIMITATION OF LIABILITY

          6.1  Limitation of Liability.  The Member shall not be liable for the
               -----------------------
debts, obligations and liabilities of the Company. The failure by the Company or its Member to observe any formalities or requirements relating to the exercise of its powers and management of the Company's business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member.

          6.2  Indemnification.
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               (a)  The Company hereby agrees to indemnify and hold harmless any
Person (each an "Indemnified Person") to the fullest extent permitted under the
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Act, as the same now exists or may hereafter be amended, substituted or replaced
(but, in the case of any such amendment, substitution or replacement, only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person's Affiliates) by reason of the fact that such Person is or was a Member or is or was serving (with respect to or in connection with the Company's business or operations) as an officer, director, principal, member, employee or agent of the Member or the Company or is or was serving at the request of the Company as a

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representative, manager, officer, director, principal, member, employee or agent of another Entity; provided, that (unless the Company otherwise consents) no
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Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person's or its Affiliates' gross negligence, willful misconduct or knowing violation of law or for any present of future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in other agreements with the Company. Expenses, including reasonable attorneys' fees, incurred by any such Indemnified Person in defending a preceding shall be paid by the Company in advance of the final disposition of such preceding, including any appeal therefrom, upon receipt of any undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

               (b) The right to indemnification and the advancement of expenses conferred in this Section 6.2 shall not be exclusive of any other right which any Person may have or hereafter acquire hereunder or under any statute, agreement, or consent of the Company or otherwise.

               (c) The Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 6.2(a) above, whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.2.

               (d) Notwithstanding anything contained herein to the contrary (including in this Section 6.2), any indemnity by the Company relating to the matters covered in this Section 6.2 shall be provided out of and to the extent of Company assets only, and the Member shall have no liability on account thereof and shall not be required to make additional capital contributions to help satisfy such indemnity of the Company.

               (e) If this Section 6.2 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.2 to the fullest extent permitted by any applicable portion of this Section 6.2 that shall not have been invalidated and to the fullest extent permitted by applicable law.

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          6.3  Fiduciary Duties and Obligations.  The Member shall have no
               --------------------------------
fiduciary duties of loyalty or otherwise with respect to the Company.

                                  ARTICLE VII

             TRANSFERABILITY OF LIMITED LIABILITY COMPANY INTEREST

          7.1  Transfer.  The Member may sell, hypothecate, pledge, assign or
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otherwise transfer any part or all of its limited liability company interest in the Company to any other Person at any time. In the event the Member transfers its entire limited liability company interest in the Company, the transferee(s) shall become a member of the Company without any further action, unless the Member and the transferee(s) agree otherwise.

                                 ARTICLE VIII

                          DISSOLUTION AND TERMINATION

          8.1  Events Causing Dissolution.  This Company shall be dissolved by
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the first to occur of the following events (a "Dissolution Event").
                                               -----------------

               (a) The sale or disposition of all or substantially all of the assets (other than cash or cash equivalents) of the Company in a single transaction or a series of related transactions, and the determination to distribute all proceeds of any such transaction(s) in accordance with the terms of this Agreement.

               (b)  The written consent of the Member, or

               (c) The entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The Member hereby agrees that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event. None of the other events set forth in Section 18-801 of the Act shall cause the dissolution of the Company.

          8.2  Liquidation.  Upon the occurrence of a Dissolution Event, the
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Member shall act as liquidator or may appoint another Person to act as liquidator in the Member's sole discretion, which liquidator shall be subject to the Member's

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direction and control. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense until such final distribution, the liquidator shall continue to operate the Company, subject to the direction and control of the Member. The liquidator shall undertake the following:

               (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made, by the Company's independent accountants, of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

               (b) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

               (c) the liquidator shall distribute all remaining assets of the Company to the Member.

          8.3  Cancellation of Certificate.  On completion of the distribution
               ---------------------------
of Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Member (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 8.3.

          8.4  Reasonable Time for Winding Up.  A reasonable time shall be
               ------------------------------
allowed for the orderly winding up of the business and affairs of the Company and

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the liquidation of its assets pursuant to Section 8.2 in order to minimize any losses otherwise attendant upon such winding up.

                                  ARTICLE IX

                                 MISCELLANEOUS

          9.1  Amendment.  This Agreement may be amended in whole or in part
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only upon the written consent of the Member.

          9.2  Severability.  Each provision of this Agreement is intended to be
               ------------
severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder of this Agreement.

          9.3  Delaware Law.  The substantive laws of the State of Delaware
               ------------
shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          9.4  Integrated Agreement.  This Agreement supersedes any and all
               --------------------
prior agreements or dealings between the parties hereto and their respective agents, employees, or officers with respect to the subject matter hereof (except as contained in any other agreements contemplated herein), and this Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties between the parties (subject to such exception) other than those set forth herein or herein provided for.

          9.5  Creditors.  None of the provisions of this Agreement shall be for
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the benefit of or enforceable by any creditors of the Company or any of its
Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time, as a result of making the loan, any direct or indirect interest in Company profits, losses, gains, distributions, capital or property other than as a secured creditor or unsecured creditor, as the case may be.

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          9.6  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words "or," "either" and "any" shall not be exclusive.

          9.7  Counterparts; Delivery by Facsimile.  This Agreement may be
               -----------------------------------
executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

                     [The Next Page Is The Signature Page]

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     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement of Madison River Capital, LLC as of the date first above written.

                         COMPANY
                         -------

                         MADISON RIVER CAPITAL, LLC

                         BY MADISON RIVER TELEPHONE COMPANY, LLC,
                         MEMBER-MANAGER

                         By:  /s/ Paul H. Sunu
                              --------------------
                              Paul H. Sunu, Secretary and Chief Financial
                              Officer


                              MEMBER
                              ------

                              MADISON RIVER TELEPHONE COMPANY, LLC


                         By:  /s/ J. Stephen Vanderwoude
                              --------------------------
                              J. Stephen Vanderwoude, Chairman and
                               Chief Executive Officer

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